Q1 2025 Update 1 Exhibit 99.1

Highlights 03 Financial Summary 04 Operational Summary 06 Automotive 07 Core Technology 08 Energy & Services and Other 09 Outlook 10 Photos & Charts 11 Key Metrics 23 Financial Statements 25 Additional Information 31 2

S U M M A R YH I G H L I G H T S (1) Excludes SBC (stock-based compensation) & Digital assets gains and losses, net of tax; (2) Free cash flow = operating cash flow less capex; (3) Includes cash, cash equivalents and investments; (4) As of 2024; Note: all information herein refers to the current quarter unless otherwise noted. Profitability $0.4B GAAP operating income $0.4B GAAP net income $0.9B non-GAAP net income1 In Q1, we accomplished an industry first: simultaneously changing over production lines across all factories for the world’s best-selling vehicle4 – the Model Y. The Tesla team successfully ramped our production lines across four factories while managing supply chains across three continents without any major disruptions, demonstrating the advancement of our operational and supply chain management capabilities. AI is a major pillar of growth for Tesla and the broader economy and key to our pursuit of sustainable abundance. Furthermore, AI infrastructure is driving rapid load growth, which, along with traditional utility customer applications, is creating an outsized opportunity for our Energy storage products to stabilize the grid, shift energy when it is needed most and provide additional power capacity. While the current tariff landscape will have a relatively larger impact on our Energy business compared to automotive, we are taking actions to stabilize the business in the medium to long-term and focus on maintaining its health. Uncertainty in the automotive and energy markets continues to increase as rapidly evolving trade policy adversely impacts the global supply chain and cost structure of Tesla and our peers. This dynamic, along with changing political sentiment, could have a meaningful impact on demand for our products in the near-term. We remain committed to expanding our business model to include delivering autonomous robots across multiple form factors and use cases – powered by our real-world AI expertise – to our customers and for use in our factories, as we navigate these headwinds. In the face of near-term profitability hurdles, the low-cost, localized manufacturing base that we have built provides advantages in delivering the best products at the right price to our customers globally. We continue to make critical, high-value investments while maintaining a strong balance sheet during this uncertain period. Cash Operating cash flow of $2.2B Free cash flow2 of $0.7B $0.4B increase in our cash and investments3 to $37.0B Operations New Model Y ramp outpacing all past ramps Megafactory Shanghai produced >100 Megapacks Model 3, Model Y and Cybertruck now drive autonomously from production line to outbound lots in Fremont and Gigafactory Texas 3

FINANCIAL SUMMARY

(Unaudited)

($ in millions, except percentages and per share data)	Q1-2024	Q2-2024	Q3-2024	Q4-2024	Q1-2025	YoY
Total automotive revenues	17,378	19,878	20,016	19,798	13,967	-20%
Energy generation and storage revenue	1,635	3,014	2,376	3,061	2,730	67%
Services and other revenue	2,288	2,608	2,790	2,848	2,638	15%
Total revenues	21,301	25,500	25,182	25,707	19,335	-9%
Total gross profit	3,696	4,578	4,997	4,179	3,153	-15%
Total GAAP gross margin	17.4%	18.0%	19.8%	16.3%	16.3%	-104 bp
Operating expenses	2,525	2,973	2,280	2,596	2,754	9%
Income from operations	1,171	1,605	2,717	1,583	399	-66%
Operating margin	5.5%	6.3%	10.8%	6.2%	2.1%	-343 bp
Adjusted EBITDA [(1)] [(2)]	3,384	3,674	4,665	4,333	2,814	-17%
Adjusted EBITDA margin [(1)] [(2)]	15.9%	14.4%	18.5%	16.9%	14.6%	-133 bp
Net income attributable to common stockholders (GAAP) [(1)]	1,390	1,400	2,173	2,128	409	-71%
Net income attributable to common stockholders (non-GAAP) [(1)] [(3)]	1,536	1,812	2,505	2,107	934	-39%
EPS attributable to common stockholders, diluted (GAAP) [(1)]	0.41	0.40	0.62	0.60	0.12	-71%
EPS attributable to common stockholders, diluted (non-GAAP) [(1)] [(3)]	0.45	0.52	0.72	0.60	0.27	-40%
Net cash provided by operating activities	242	3,612	6,255	4,814	2,156	791%
Capital expenditures [(4)]	(2,777)	(2,272)	(3,513)	(2,780)	(1,492)	-46%
Free cash flow [(4)]	(2,535)	1,340	2,742	2,034	664	126%
Cash, cash equivalents and investments	26,863	30,720	33,648	36,563	36,996	38%

[(1)] As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.

[(2)] Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.

[(3)] Beginning in Q1'25, Net income attributable to common stockholders (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.

[(4)] Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of solar energy systems and all prior periods have been adjusted.

4

TESLA

F I N A N C I A L S U M M A R Y Revenue Total revenue decreased 9% YoY to $19.3B. YoY, revenue was impacted by the following items: - decline in vehicle deliveries, in part due to the Model Y update across all four vehicle factories - reduced vehicle average selling price (ASP) (excl. FX impact1), due to mix and sales incentives - negative FX impact of $0.3B1 + growth in Energy Generation and Storage and Services and Other + higher regulatory credit revenue Profitability Our operating income decreased 66% YoY to $0.4B, resulting in a 2.1% operating margin. YoY, operating income was primarily impacted by the following items: - reduced vehicle ASP - decline in vehicle deliveries - increase in operating expenses driven by AI and other R&D projects partially offset by a decrease in SG&A + growth in Energy Generation and Storage gross profit + lower cost associated with Cybertruck production ramp in Q1’24 + lower cost per vehicle, including lower raw material costs partially offset by lower fixed cost absorption primarily from Model Y production decrease YoY + higher regulatory credit revenue Cash Quarter-end cash, cash equivalents and investments was $37.0B. The sequential increase of $0.4B was primarily the result of positive free cash flow of $0.7B. 5 (1) Impact is calculated on a constant currency basis. Actuals are compared against current results converted into USD using average exchange rates from Q1’24.

Q1-2024 Q2-2024 Q3-2024 Q4-2024 Q1-2025 YoY Model 3/Y production 412,376 386,576 443,668 436,718 345,454 -16% Other models production 20,995 24,255 26,128 22,727 17,161 -18% Total production 433,371 410,831 469,796 459,445 362,615 -16% Model 3/Y deliveries 369,783 422,405 439,975 471,930 323,800 -12% Other models deliveries 17,027 21,551 22,915 23,640 12,881 -24% Total deliveries 386,810 443,956 462,890 495,570 336,681 -13% of which subject to operating lease accounting 8,365 10,227 14,449 26,962 13,721 64% Total end of quarter operating lease vehicle count 173,131 171,353 168,867 180,523 179,930 4% Global vehicle inventory (days of supply)(1) 28 18 19 12 22 -21% Storage deployed (GWh) 4.1 9.4 6.9 11.0 10.4 154% Tesla locations 1,258 1,286 1,306 1,359 1,390 10% Mobile service fleet 1,897 1,896 1,933 1,895 1,799 -5% Supercharger stations 6,249 6,473 6,706 6,975 7,131 14% Supercharger connectors 57,579 59,596 62,421 65,495 67,316 17% (1) Days of supply is calculated by dividing new vehicle ending inventory by the relevant quarter’s deliveries and using 75 trading days (aligned with Automotive News definition). O P E R A T I O N A L S U M M A R Y (Unaudited) 6

A U T O M O T I V E Current Installed Annual Vehicle Capacity Region Model Capacity Status California Model S / Model X 100,000 Production Model 3 / Model Y >550,000 Production Shanghai Model 3 / Model Y >950,000 Production Berlin Model Y >375,000 Production Texas Model Y >250,000 Production Cybertruck >125,000 Production Cybercab - Construction Nevada Tesla Semi - Construction TBD Roadster - Design development Installed capacity ≠ current production rate and there may be limitations discovered as production rates approach capacity. Production rates depend on a variety of factors, including equipment uptime, component supply, downtime related to factory upgrades, regulatory considerations and other factors. Construction includes factory and infrastructure buildout as well as tool installation. Market share of Tesla vehicles by region (TTM) Source: Tesla estimates based on latest available data from ACEA; Autonews.com; CAAM – light- duty vehicles only; TTM = Trailing twelve months; Q1 data for Europe unavailable as of 4/22/25.(1) Active driver supervision required; does not make the vehicle autonomous As guided, switchover of production lines for the New Model Y resulted in several weeks of lost production. During the switchover, we also prepared our factories for the launch of new models later this year. Given economic uncertainty resulting from changing trade policy, more affordable options are as critical as ever. US: California, Nevada and Texas In April, Gigafactory Texas produced its 400,000th vehicle and the team launched the Long Range Cybertruck with 362 miles of range, starting under $63k after incentives. Gigafactory Nevada achieved record battery pack production. Model 3 and Model Y deliveries in the U.S. are now made with 100% U.S.-built battery packs. We continued progress on the installation of lines for Tesla Semi in Nevada and the Cybercab in Texas. Both remain on track for volume production next year. APAC: Shanghai We achieved record orders for a single day in the APAC region when we launched New Model Y. This is significant given the region is the most competitive EV market and is also a validation of our cost structure and competitive positioning. While conventional wisdom is that competition will be bad for Tesla, we have long believed that it accelerates broader EV adoption and is positive for our sales long-term. The Shanghai Model Y factory fully ramped production in six- weeks, our quickest ramp of any vehicle ever. We launched FSD (Supervised)1 in China – the first market outside of North America – with positive reception. Europe and the Middle East: Berlin-Brandenburg Gigafactory Berlin built its 500,000th Model Y. We recently began deliveries of Model 3 and Model Y and plan to begin deliveries of Cybertruck later this year in Saudi Arabia – the first Cybertruck market outside of North America. We continue to prepare for the launch of FSD (Supervised)1 in Europe this year, pending regulatory approval. 7 0% 1% 2% 3% 4% US/Canada Europe China

Model Y driving autonomously (unsupervised) to outbound lot at GFTX C O R E T E C H N O L O G Y Cumulative miles driven with FSD (Supervised)1 (billions) Artificial Intelligence Software and Hardware We believe that our approach to autonomy – a vision-only architecture with end-to-end neural networks trained on billions of examples of real-world data – will result in scalable and safe deployment across diverse geographies and use cases. This was validated with the launch of FSD (Supervised)1 in China, which was achieved without access to country-specific training data. Model 3, Model Y and Cybertruck now drive autonomously – without human supervision – from the production line to the outbound logistics lot at our U.S. factories. We remain on track for pilot launch of Robotaxi in Austin by June and builds of Optimus on our Fremont pilot production line in 2025, with wider deployment of bots doing useful work across our factories. Vehicle and Other Software A major benefit of our software-defined products is continual improvement of functionality through over-the-air updates. Recent updates to eligible vehicles include Adaptive Headlights to prevent glare for other road occupants by selectively dimming individual pixels of the headlight and Rear Cross-Traffic Chime that emits a warning sound from the direction of a crossing vehicle or pedestrian while reversing. In China, we launched our own interactive Onboarding Tutorial app to improve the customer delivery experience. Battery, Powertrain and Manufacturing We launched an IRA-compliant 4680 cell, making the Cybertruck eligible for the $7,500 consumer tax credit. Building on our efforts to reduce supply risk, we have developed our 4680 supply to ensure each component is sourced from at least two countries of origin. Our lithium refining and cathode production plants are on track to start production in 2025, on-shoring production of critical battery materials to the U.S. 8 (1) Active driver supervision required; does not make the vehicle autonomous 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 FSD Miles on V12 and Beyond FSD Miles on V11 and Before

E N E R G Y & S E R V I C E S A N D O T H E R Energy Storage deployments (TTM; GWh) Energy and Services and Other gross profit (TTM; $M) Energy storage deployments continued to grow on a trailing twelve-month (TTM) basis. While we expect sequential deployments to remain volatile, we anticipate that expanding capacity for both Powerwall and Megapack will drive continued growth in TTM deployment volumes. Although increasing tariffs may cause market volatility and near-term impacts to supply and demand, we see electrification of the economy and growth of AI increasing the need for energy storage as a source of base load and grid stability. Energy Generation and Storage We achieved a fourth sequential record for Powerwall deployments, crossing 1 GWh for the first time, and continue to be supply constrained. Gross margin for the Energy Business improved sequentially. Megafactory Shanghai volumes did not contribute to quarterly deployments; however, the factory produced over 100 Megapacks, with the Megapacks en-route to a customer. With a highly localized supply chain, 20 GWh of current annual capacity and the ability to double to 40 GWh, Megafactory Shanghai will be an important asset for meeting global energy storage demand during a time of uncertain cost structure in the U.S. Services and Other Services and Other gross profit grew 25% year-over-year, thanks to improvement in non- warranty maintenance service and collision gross profit. We opened over 1,800 new Supercharging stalls, growing the network 17% year-over-year. We delivered 1.4 TWh of electricity to Tesla and non-Tesla customers across 42 million charging sessions, year-over-year growth of 26% and 27%, respectively. 9 0 4 8 12 16 20 24 28 32 36 40 -1,000 -500 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000

O U T L O O K Volume It is difficult to measure the impacts of shifting global trade policy on the automotive and energy supply chains, our cost structure and demand for durable goods and related services. While we are making prudent investments that will set up both our vehicle and energy businesses for growth, the rate of growth this year will depend on a variety of factors, including the rate of acceleration of our autonomy efforts, production ramp at our factories and the broader macroeconomic environment. We will revisit our 2025 guidance in our Q2 update. Cash We have sufficient liquidity to fund our product roadmap, long-term capacity expansion plans and other expenses. Furthermore, we will manage the business such that we maintain a strong balance sheet during this uncertain period. Profit While we continue to execute on innovations to reduce the cost of manufacturing and operations, over time, we expect our hardware- related profits to be accompanied by an acceleration of AI, software and fleet-based profits. Product Plans for new vehicles, including more affordable models, remain on track for start of production in the first half of 2025. These vehicles will utilize aspects of the next generation platform as well as aspects of our current platforms and will be produced on the same manufacturing lines as our current vehicle lineup. This approach will result in achieving less cost reduction than previously expected but enables us to prudently grow our vehicle volumes in a more capex efficient manner during uncertain times. This should help us fully utilize our current expected maximum capacity of close to three million vehicles, enabling more than 60% growth over 2024 production before investing in new manufacturing lines. Our purpose-built Robotaxi product – Cybercab – will continue to pursue a revolutionary “unboxed” manufacturing strategy and is scheduled for volume production starting in 2026. 10

P H O T O S & C H A R T S

N E W M O D E L Y D E L I V E R Y E V E N T - G I G A F A C T O R Y T E X A S 12

N E W M O D E L Y D E L I V E R Y E V E N T - G I G A F A C T O R Y T E X A S 13

N E W M O D E L Y D E L I V E R Y E V E N T - G I G A F A C T O R Y S H A N G H A I 14

N E W M O D E L Y D E L I V E R Y E V E N T - G I G A F A C T O R Y B E R L I N – B R A N D E N B U R G 15

N E W M O D E L Y D E L I V E R Y E V E N T - F R E M O N T F A C T O R Y 16

T E S L A D I N E R - C O M I N G S O O N 17

S E M I F A C T O R Y - C O N S T R U C T I O N P R O G R E S S C O N T I N U E D I N Q 1 18

C Y B E R T R U C K - F I V E S T A R C R A S H S A F E T Y R A T I N G 19

P O W E R W A L L 3 R A M P - 1 , 5 0 0 U N I T S I N A S I N G L E S H I F T M I L E S T O N E 20

M E G A F A C T O R Y S H A N G H A I - F I R S T M E G A P A C K O F F T H E L I N E 21

O P T I M U S - F R E M O N T P I L O T P R O D U C T I O N L I N E 22

Vehicle Deliveries (millions of units) K E Y M E T R I C S Q U A R T E R L Y (Unaudited) Operating Cash Flow ($B) Free Cash Flow ($B) (1) Net Income ($B) (2) Adjusted EBITDA ($B) (2) (3) 23 (1) Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of solar energy systems and all prior periods have been adjusted. (2) As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast. (3) Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted. 0.0 0.1 0.2 0.3 0.4 0.5 2Q -2 02 2 3Q -2 02 2 4Q -2 02 2 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 -3 -2 -1 0 1 2 3 4 5 6 7 2Q -2 02 2 3Q -2 02 2 4Q -2 02 2 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 0 1 2 3 4 5 6 7 8 2Q -2 02 2 3Q -2 02 2 4Q -2 02 2 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5

Operating Cash Flow ($B) Free Cash Flow ($B) (1) K E Y M E T R I C S T R A I L I N G 1 2 M O N T H S ( T T M ) (Unaudited) Net Income ($B) (2) Adjusted EBITDA ($B) (2) (3) Vehicle Deliveries (millions of units) 24 (1) Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of solar energy systems and all prior periods have been adjusted. (2) As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast. (3) Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted. 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 2.0 2Q -2 02 2 3Q -2 02 2 4Q -2 02 2 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 0 2 4 6 8 10 12 14 16 18 20 2Q -2 02 2 3Q -2 02 2 4Q -2 02 2 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 0 2 4 6 8 10 12 14 16 18 20 2Q -2 02 2 3Q -2 02 2 4Q -2 02 2 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5

F I N A N C I A L S T A T E M E N T S

STATEMENT OF OPERATIONS
(Unaudited)

In millions of USD or shares as applicable, except per share data	Q1-2024	Q2-2024	Q3-2024	Q4-2024	Q1-2025
REVENUES					
Automotive sales	16,460	18,530	18,831	18,659	12,925
Automotive regulatory credits	442	890	739	692	595
Automotive leasing	476	458	446	447	447
Total automotive revenues	17,378	19,878	20,016	19,798	13,967
Energy generation and storage	1,635	3,014	2,376	3,061	2,730
Services and other	2,288	2,608	2,790	2,848	2,638
Total revenues	**21,301**	**25,500**	**25,182**	**25,707**	**19,335**
COST OF REVENUES					
Automotive sales	13,897	15,962	15,743	16,268	11,461
Automotive leasing	269	245	247	242	239
Total automotive cost of revenues	14,166	16,207	15,990	16,510	11,700
Energy generation and storage	1,232	2,274	1,651	2,289	1,945
Services and other	2,207	2,441	2,544	2,729	2,537
Total cost of revenues	17,605	20,922	20,185	21,528	16,182
Gross profit	**3,696**	**4,578**	**4,997**	**4,179**	**3,153**
OPERATING EXPENSES					
Research and development	1,151	1,074	1,039	1,276	1,409
Selling, general and administrative	1,374	1,277	1,186	1,313	1,251
Restructuring and other	—	622	55	7	94
Total operating expenses	2,525	2,973	2,280	2,596	2,754
INCOME FROM OPERATIONS	**1,171**	**1,605**	**2,717**	**1,583**	**399**
Interest income	350	348	429	442	400
Interest expense	(76)	(86)	(92)	(96)	(91)
Other income (expense), net [1]	443	(80)	(263)	595	(119)
INCOME BEFORE INCOME TAXES [1]	1,888	1,787	2,791	2,524	589
Provision for income taxes [1]	483	371	602	381	169
NET INCOME [1]	1,405	1,416	2,189	2,143	420
Net income attributable to noncontrolling interests and redeemable noncontrolling interests in subsidiaries	15	16	16	15	11
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS [1]	**1,390**	**1,400**	**2,173**	**2,128**	**409**
Less: Buy-out of noncontrolling interest	(42)	—	—	3	—
NET INCOME USED IN COMPUTING NET INCOME PER SHARE OF COMMON STOCK [1]	1,432	1,400	2,173	2,125	409
Net income per share of common stock attributable to common stockholders					
Basic [1]	$ 0.45	$ 0.44	$ 0.68	$ 0.66	$ 0.13
Diluted [1]	$ 0.41	$ 0.40	$ 0.62	$ 0.60	$ 0.12
Weighted average shares used in computing net income per share of common stock					
Basic	3,186	3,191	3,198	3,213	3,218
Diluted	3,484	3,481	3,497	3,517	3,521

26

[1] As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.

BALANCE SHEET
(Unaudited)

In millions of USD	31-Mar-24	30-Jun-24	30-Sep-24	31-Dec-24	31-Mar-25
ASSETS					
Current assets					
Cash, cash equivalents and investments	26,863	30,720	33,648	36,563	36,996
Accounts receivable, net	3,887	3,737	3,313	4,418	3,782
Inventory	16,033	14,195	14,530	12,017	13,706
Prepaid expenses and other current assets	3,752	4,325	4,888	5,362	4,905
Total current assets	50,535	52,977	56,379	58,360	59,389
Operating lease vehicles, net	5,736	5,541	5,380	5,581	5,477
Solar energy systems, net	5,162	5,102	5,040	4,924	4,855
Property, plant and equipment, net	31,436	32,902	36,116	35,836	37,088
Operating lease right-of-use assets	4,367	4,563	4,867	5,160	5,330
Digital assets, net [(2)]	822	722	729	1,076	951
Goodwill and intangible assets, net	421	413	411	394	392
Deferred tax assets [(2)]	6,628	6,573	6,366	6,524	6,687
Other non-current assets	4,616	4,458	4,989	4,215	4,942
Total assets [(2)]	**109,723**	**113,251**	**120,277**	**122,070**	**125,111**
LIABILITIES AND EQUITY					
Current liabilities					
Accounts payable	14,725	13,056	14,654	12,474	13,471
Accrued liabilities and other	9,243	9,616	10,601	10,723	10,802
Deferred revenue	3,024	2,793	3,031	3,168	3,243
Current portion of debt and finance leases (1)	2,461	2,264	2,291	2,456	2,237
Total current liabilities	29,453	27,729	30,577	28,821	29,753
Debt and finance leases, net of current portion (1)	2,899	5,481	5,405	5,757	5,292
Deferred revenue, net of current portion	3,214	3,357	3,350	3,317	3,610
Other long-term liabilities	8,480	9,002	9,810	10,495	11,038
Total liabilities	**44,046**	**45,569**	**49,142**	**48,390**	**49,693**
Redeemable noncontrolling interests in subsidiaries	73	72	70	63	62
Total stockholders' equity [(2)]	64,875	66,887	70,356	72,913	74,653
Noncontrolling interests in subsidiaries	729	723	709	704	703
Total liabilities and equity [(2)]	**109,723**	**113,251**	**120,277**	**122,070**	**125,111**
(1) Breakdown of our debt is as follows:					
Non-recourse debt	4,820	7,355	7,379	7,871	7,238
Recourse debt	54	7	11	7	6
Days sales outstanding	16	14	13	14	19
Days payable outstanding	75	60	63	58	72

27
[(2)] As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.

STATEMENT OF CASH FLOWS

(Unaudited)

In millions of USD	Q1-2024	Q2-2024	Q3-2024	Q4-2024	Q1-2025
CASH FLOWS FROM OPERATING ACTIVITIES					
Net income [1]	1,405	1,416	2,189	2,143	420
Adjustments to reconcile net income to net cash provided by operating activities:					
Depreciation, amortization and impairment	1,246	1,278	1,348	1,496	1,447
Stock-based compensation	524	439	457	579	573
Deferred income taxes [1]	63	122	286	6	(43)
Digital assets (gain) loss, net [1]	(335)	100	(7)	(347)	125
Other	—	119	408	(93)	188
Changes in operating assets and liabilities	(2,661)	138	1,574	1030	(554)
Net cash provided by operating activities	**242**	**3,612**	**6,255**	**4,814**	**2,156**
CASH FLOWS FROM INVESTING ACTIVITIES					
Capital expenditures [2]	(2,777)	(2,272)	(3,513)	(2,780)	(1,492)
Purchases of investments	(6,622)	(8,143)	(6,032)	(15,158)	(6,015)
Proceeds from maturities of investments	4,315	6,990	6,670	10,335	5,856
Proceeds from sales of investments	—	200	—	—	—
Net cash used in investing activities	**(5,084)**	**(3,225)**	**(2,875)**	**(7,603)**	**(1,651)**
CASH FLOWS FROM FINANCING ACTIVITIES					
Net cash flows from other debt activities	(140)	2,598	(75)	(108)	(50)
Net borrowings (repayments) under vehicle and energy product financing	216	(212)	(107)	677	(674)
Net cash flows from noncontrolling interests – Solar	(131)	(43)	(26)	(37)	(22)
Other	251	197	340	453	414
Net cash provided by (used in) financing activities	**196**	**2,540**	**132**	**985**	**(332)**
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(79)	(37)	108	(133)	40
Net (decrease) increase in cash and cash equivalents and restricted cash	(4,725)	2,890	3,620	(1,937)	213
Cash and cash equivalents and restricted cash at beginning of period	17,189	12,464	15,354	18,974	17,037
Cash and cash equivalents and restricted cash at end of period	12,464	15,354	18,974	17,037	17,250

[1] As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.
[2] Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of solar energy systems and all prior periods have been adjusted.

28

RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION
(Unaudited)

In millions of USD or shares as applicable, except per share data	Q1-2024	Q2-2024	Q3-2024	Q4-2024	Q1-2025
Net income attributable to common stockholders (GAAP) [1]	**1,390**	**1,400**	**2,173**	**2,128**	**409**
Stock-based compensation expense, net of tax	407	334	338	249	428
Digital assets (gain) loss, net of tax [1]	(261)	78	(6)	(270)	97
Net income attributable to common stockholders (non-GAAP) [1] [2]	**1,536**	**1,812**	**2,505**	**2,107**	**934**
Less: Buy-outs of noncontrolling interests	(42)	—	—	3	—
Net income used in computing diluted EPS attributable to common stockholders (non-GAAP) [1] [2]	**1,578**	**1,812**	**2,505**	**2,104**	**934**
EPS attributable to common stockholders, diluted (GAAP) [1]	**0.41**	**0.40**	**0.62**	**0.60**	**0.12**
Stock-based compensation expense, net of tax, per share	0.11	0.10	0.10	0.08	0.12
Digital assets (gain) loss, net of tax, per share [1]	(0.07)	0.02	—	(0.08)	0.03
EPS attributable to common stockholders, diluted (non-GAAP) [1] [2]	**0.45**	**0.52**	**0.72**	**0.60**	**0.27**
Shares used in EPS calculation, diluted (GAAP and non-GAAP)	3,484	3,481	3,497	3,517	3,521
Net income attributable to common stockholders (GAAP) [1]	**1,390**	**1,400**	**2,173**	**2,128**	**409**
Interest expense	76	86	92	96	91
Provision for income taxes [1]	483	371	602	381	169
Depreciation, amortization and impairment	1,246	1,278	1,348	1,496	1,447
Stock-based compensation expense	524	439	457	579	573
Digital assets (gain) loss, net [1]	(335)	100	(7)	(347)	125
Adjusted EBITDA (non-GAAP) [1] [3]	**3,384**	**3,674**	**4,665**	**4,333**	**2,814**
Total revenues	21,301	25,500	25,182	25,707	19,335
Adjusted EBITDA margin (non-GAAP) [1] [3]	**15.9%**	**14.4%**	**18.5%**	**16.9%**	**14.6%**

[1] As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.
[2] Beginning in Q1'25, Net income attributable to common stockholders (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.
[3] Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.

29
T E S L A

RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION
(Unaudited)

In millions of USD	3Q-2021	4Q-2021	1Q-2022	2Q-2022	3Q-2022	4Q-2022	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025
Net cash provided by operating activities (GAAP)	3,147	4,585	3,995	2,351	5,100	3,278	2,513	3,065	3,308	4,370	242	3,612	6,255	4,814	2,156
Capital expenditures (1)	(1,825)	(1,814)	(1,772)	(1,730)	(1,803)	(1,858)	(2,073)	(2,060)	(2,459)	(2,307)	(2,777)	(2,272)	(3,513)	(2,780)	(1,492)
Free cash flow (non-GAAP) (1)	1,322	2,771	2,223	621	3,297	1,420	440	1,005	849	2,063	(2,535)	1,340	2,742	2,034	664

In millions of USD	3Q-2021	4Q-2021	1Q-2022	2Q-2022	3Q-2022	4Q-2022	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025
Net income attributable to common stockholders (GAAP) (2)	1,618	2,321	3,318	2,259	3,292	3,687	2,513	2,703	1,853	7,928	1,390	1,400	2,173	2,128	409
Interest expense	126	71	61	44	53	33	29	28	38	61	76	86	92	96	91
Provision for (benefit from) income taxes (2)	223	292	346	205	305	276	261	323	167	(5,752)	483	371	602	381	169
Depreciation, amortization and impairment	761	848	880	922	956	989	1,046	1,154	1,235	1,232	1,246	1,278	1,348	1,496	1,447
Stock-based compensation expense	475	558	418	361	362	419	418	445	465	484	524	439	457	579	573
Digital assets loss (gain), net (2)	51	—	—	170	—	34	—	—	—	—	(335)	100	(7)	(347)	125
Adjusted EBITDA (non-GAAP) (2) (3)	3,254	4,090	5,023	3,961	4,968	5,438	4,267	4,653	3,758	3,953	3,384	3,674	4,665	4,333	2,814

In millions of USD	2Q-2022	3Q-2022	4Q-2022	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025
Net cash provided by operating activities – TTM (GAAP)	14,078	16,031	14,724	13,242	13,956	12,164	13,256	10,985	11,532	14,479	14,923	16,837
Capital expenditures – TTM (1)	(7,141)	(7,119)	(7,163)	(7,464)	(7,794)	(8,450)	(8,899)	(9,603)	(9,815)	(10,869)	(11,342)	(10,057)
Free cash flow – TTM (non-GAAP) (1)	6,937	8,912	7,561	5,778	6,162	3,714	4,357	1,382	1,717	3,610	3,581	6,780

In millions of USD	2Q-2022	3Q-2022	4Q-2022	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025
Net income attributable to common stockholders – TTM (GAAP) (2)	9,516	11,190	12,556	11,751	12,195	10,756	14,997	13,874	12,571	12,891	7,091	6,110
Interest expense – TTM	302	229	191	159	143	128	156	203	261	315	350	365
Provision for (benefit from) income taxes – TTM (2)	1,066	1,148	1,132	1,047	1,165	1,027	(5,001)	(4,779)	(4,731)	(4,296)	1,837	1,523
Depreciation, amortization and impairment – TTM	3,411	3,606	3,747	3,913	4,145	4,424	4,667	4,867	4,991	5,104	5,368	5,569
Stock-based compensation expense – TTM	1,812	1,699	1,560	1,560	1,644	1,747	1,812	1,918	1,912	1,904	1,999	2,048
Digital assets loss (gain), net (2)	221	170	204	204	34	34	—	(335)	(235)	(242)	(589)	(129)
Adjusted EBITDA – TTM (non-GAAP) (2) (3)	16,328	18,042	19,390	18,634	19,326	18,116	16,631	15,748	14,769	15,676	16,056	15,486

TTM = Trailing twelve months

(1) Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of solar energy systems and all prior periods have been adjusted.

(2) As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.

(3) Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.

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A D D I T I O N A L I N F O R M A T I O N WEBCAST INFORMATION Tesla will provide a live webcast of its first quarter 2025 financial results conference call beginning at 4:30 p.m. CT on April 22, 2025 at ir.tesla.com. This webcast will also be available for replay for approximately one year thereafter. CERTAIN TERMS When used in this update, certain terms have the following meanings. Our vehicle deliveries include only vehicles that have been transferred to end customers with all paperwork correctly completed. Our energy product deployment volume includes both customer units when installed and equipment sales at time of delivery. “Net income attributable to common stockholders (non-GAAP)" is equal to (i) net income attributable to common stockholders before (ii)(a) stock-based compensation expense, net of tax and (b) digital assets loss (gain), net of tax. "Adjusted EBITDA (non-GAAP)" is equal to (i) net income attributable to common stockholders before (ii)(a) interest expense, (b) provision for income taxes, (c) depreciation, amortization and impairment, (d) stock-based compensation expense and (e) digital assets loss (gain), net. "Free cash flow" is operating cash flow less capital expenditures. Average cost per vehicle is cost of automotive sales divided by new vehicle deliveries (excluding operating leases). “Days sales outstanding” is equal to (i) average accounts receivable, net for the period divided by (ii) total revenues and multiplied by (iii) the number of days in the period. “Days payable outstanding” is equal to (i) average accounts payable for the period divided by (ii) total cost of revenues and multiplied by (iii) the number of days in the period. “Days of supply” is calculated by dividing new car ending inventory by the relevant period's deliveries and using trading days. Constant currency impacts are calculated by comparing actuals against current results converted into USD using average exchange rates from the prior period. NON-GAAP FINANCIAL INFORMATION Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis to supplement our consolidated financial results. Our non-GAAP financial measures include non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) attributable to common stockholders on a diluted per share basis (calculated using weighted average shares for GAAP diluted net income (loss) attributable to common stockholders), Adjusted EBITDA, Adjusted EBITDA margin and free cash flow. These non-GAAP financial measures also facilitate management’s internal comparisons to Tesla’s historical performance as well as comparisons to the operating results of other companies. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. Management also believes that presentation of the non-GAAP financial measures provides useful information to our investors regarding our financial condition and results of operations, so that investors can see through the eyes of Tesla management regarding important financial metrics that Tesla uses to run the business and allowing investors to better understand Tesla’s performance. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Tesla’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided above. FORWARD-LOOKING STATEMENTS Certain statements in this update, including, but not limited to, statements in the “Outlook” section; statements relating to the development, strategy, ramp, production and capacity, demand and market growth, cost, pricing and profitability, investment, deliveries, deployment, availability and other features and improvements and timing of existing and future Tesla products and services; statements regarding operating margin, operating profits, spending and liquidity; and statements regarding expansion, improvements and/or ramp and related timing at our factories and refinery are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and management’s current expectations, involve certain risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed in any forward-looking statement. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the risk of delays in launching and/or manufacturing our products, services and features cost-effectively; our ability to build and/or grow our products and services, sales, delivery, installation, servicing and charging capabilities and effectively manage this growth; our ability to successfully and timely develop, introduce and scale, as well as our consumers’ demand for, products and services based on artificial intelligence, robotics and automation, electric vehicles, Autopilot and FSD (Supervised) features, and ride-hailing services generally and our vehicles and services specifically; the ability of suppliers to deliver components according to schedules, prices, quality and volumes acceptable to us, and our ability to manage such components effectively; any issues with lithium-ion cells or other components manufactured at our factories; our ability to ramp our factories in accordance with our plans; our ability to procure supply of battery cells, including through our own manufacturing; risks relating to international operations and expansion, including unfavorable and uncertain regulatory, political, economic, tax, tariff, export controls and labor conditions; any failures by Tesla products to perform as expected or if product recalls occur; the risk of product liability claims; competition in the automotive, transportation and energy product and services markets; our ability to maintain public credibility and confidence in our long-term business prospects; our ability to manage risks relating to our various product financing programs; the status of government and economic incentives for electric vehicles and energy products; our ability to attract, hire and retain key employees and qualified personnel; our ability to maintain the security of our information and production and product systems; our compliance with various regulations and laws applicable to our operations and products, which may evolve from time to time; risks relating to our indebtedness and financing strategies; and adverse foreign exchange movements. More information on potential factors that could affect our financial results is included from time to time in our Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in our annual report on Form 10-K filed with the SEC on January 30, 2025 and subsequent quarterly reports on Form 10-Q. Tesla disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or otherwise. 31